As filed with the Securities and Exchange Commission on March 19, 2004
                                                           Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                               ------------------

                          Astoria Financial Corporation
             (Exact name of registrant as specified in its charter)


       Delaware                                      11-3170868
-------------------------------           ------------------------------------
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

                            One Astoria Federal Plaza
                          Lake Success, New York 11042
                                 (516) 327-3000
          (Address, including Zip Code, of principal executive offices)

                               ------------------


       Astoria Federal Savings and Loan Association Incentive Savings Plan

                            (Full title of the Plans)

                               ------------------


                           Mr. George L. Engelke, Jr.
                    Chairman of the Board and Chief Executive
                                     Officer
                            One Astoria Federal Plaza
                          Lake Success, New York 11042
                                 (516) 327-3000


                                    Copy to:


   W. Edward Bright, Esq.                       Alan P. Eggleston, Esq.
Thacher Proffitt & Wood LLP        Executive Vice President and General Counsel
Two World Financial Center                  One Astoria Federal Plaza
      - 28th Floor                        Lake Success, New York 11042
New York, New York 10281                           (516) 327-3000
(212) 912-7400

     (Name and address, including Zip Code, telephone number and area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                               Proposed Maximum          Proposed Maximum
Title of Securities to be Register Amount to be Registered  Offering Price Per Share  Aggregate Offering Price      Amount of
                                            (1)                       (2)                       (2)             Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
  Common Stock, $0.01 par value        338,323 shares               $37.40                 $12,653,281              $1,604
=================================================================================================================================

(1) Based on three times the number of shares of common stock of Astoria Financial Corporation (the "Company") purchased within the Astoria Federal Savings and Loan Association Incentive Savings Plan ("Plan") during 2003.

(2) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, pursuant to which shares of common stock of the Company offered pursuant to the Plan are deemed to be offered at $37.40 per share, the average of the daily high and low sales prices of common stock of the Company on the New York Stock Exchange at the close of trading as of March 17, 2004.

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered pursuant to the employee benefit plan described herein.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.       Plan Information.

              Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.       Registrant Information and Employee Plan Annual Information.

              Not required to be filed with the Commission

              Note: The document containing the information specified in this
Part I will be sent or given to employees as specified by Rule 428(b)(1). Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended ("Securities Act").

                                     PART II

Item 3.       Incorporation of Documents by Reference.

     (1) the description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A, dated April 24, 2002;

     (2) Registrant's Annual Report on From 10-K for the fiscal year ended December 31, 2003;

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the end of the fiscal year ended December 31, 2002 and prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereby has been sold or which deregisters all Common Stock then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

              Astoria Financial Corporation will provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to the Human Resources Department, Astoria Federal Savings and Loan Association, One Astoria Federal Plaza, Lake Success, New York, 11042-1085. Telephone requests may be directed to (516) 327-3000.

Item 4.       Description of Securities.

              Not applicable.

Item 5.       Interests of Named Experts and Counsel.

              Not applicable.

Item 6.       Indemnification of Directors and Officers.

                  The Registrant's authority to indemnify its officers and directors is governed by the provisions of Section 145 of the Delaware General Corporation Law, as amended ("GCL") and by the Certificate of Incorporation of the Registrant. Section 145 of the GCL authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

                  Article Tenth of the Certificate of Incorporation of the Registrant provides that any person who is made a party or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, will be indemnified and held harmless by the Registrant to the fullest extent authorized by the GCL. Such indemnification shall apply whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent. Such indemnification shall be against all expenses, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties imposed under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid in settlement) reasonably incurred or suffered in connection with the proceeding. This right to indemnification includes, to the extent permitted by the GCL, the right to be paid by the Registrant the expenses incurred in defending any such proceeding in advance of its final determination.

                  If a claim for indemnification is not paid in full by the Registrant within sixty days after a written claim has been received by the Registrant, the indemnitee may at any time thereafter bring suit against the Registrant to recover the unpaid amount of the claim. If successful in whole or in part in any such suit (or in a suit brought by the Registrant to recover an advancement of expenses), the indemnitee shall be entitled to be paid also the expenses of prosecuting (or defending) such suit. In any such suit, it shall be a defense to the Registrant that the indemnitee has not met any applicable standard for indemnification set forth in the GCL. The burden of proof in any such suit shall be on the Registrant to prove that the indemnitee is not entitled to be indemnified.

                  The right of indemnification conferred in Article Tenth of the Certificate of Incorporation shall not be exclusive of any right which any person may have or hereafter acquire under any statute, the Registrant's Bylaws, agreement, vote of stockholders, disinterested directors, or otherwise. The Registrant maintains directors' and officers' liability insurance coverage for all directors and officers of Astoria Financial Corporation and its subsidiaries and has contractual obligations to provide such indemnification and insurance pursuant to employment agreements with each of its executive officers.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Astoria Financial Corporation pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.           Exemption from Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.

                  4.1 Astoria Federal Savings and Loan Association Incentive Savings Plan

                  4.2 Certificate of Incorporation of Astoria Financial Corporation, incorporated by reference to the Registrant's Registration Statement on Form S-1, dated October 1, 1993, as amended (Registration No. 33-67044), as amended by an amendment incorporated by reference to the Registrant's Form 10-Q/A filed on September 10, 1998.

                  4.3 Rights Agreement dated as of July 17, 1996 between Astoria Financial Corporation and Chase Mellon Shareholder Services, L.L.C., incorporated by reference to the Registrant's Registration Statement on Form 8-K/A dated July 17, 1996, as amended by amendment No. 1 incorporated by reference to the Registrant's Current Report on Form 8-K/A dated April 10, 1998 and amendment No. 2 incorporated by reference to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999 and filed with the Commission on November 13, 1999.

                  4.4 Bylaws of Astoria Financial Corporation, incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, which was filed with the Commission on March 24, 1999, pursuant to the Securities Exchange Act of 1934, as amended.

                  23.1     Consent of KPMG LLP.

Item 9.           Undertakings.

         A. Qualification of Plan. The undersigned Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under section 401(a) of the Internal Revenue Code of 1986, as amended.

         B. Rule 415 offering. The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration Statement:

                           (i) To include  any  prospectus  required  by Section
10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii)  To  include  any  material   information  with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           Provided, however, that paragraphs (2)(i) and (2)(ii)
of this section do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration Statement.

                  (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         C. Filings incorporating subsequent Exchange Act documents by reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         D. Incorporated annual and quarterly reports. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         E. Filing of registration on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                                    SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lake Success, State of New York on the __ of February, 2004.

                                        Astoria Financial Corporation
                                        (Registrant)


                                        By: /s/ George L. Engelke, Jr.
                                            ------------------------------------
                                            George L. Engelke, Jr.
                                            Chairman of the Board, President and
                                            Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                       Title                              Date
---------------------------------------------------------------------------------------------------------------------
                                               Director, Chairman of the Board and         March 19, 2004
/s/ George L. Engelke, Jr                      Chief Executive Officer (Principal
--------------------------------------------   Executive Officer)
         George L. Engelke, Jr.

/s/ Gerard C. Keegan                           Director, Vice Chairman, Chief              March 19, 2004
--------------------------------------------   Administrative Officer
         Gerard C. Keegan

/s/ Monte N. Redman                            Executive Vice President and Chief          March 19, 2004
--------------------------------------------   Financial Officer
         Monte N. Redman

/s/ Andrew M. Burger                           Director                                    March 19, 2004
--------------------------------------------
         Andrew M. Burger

/s/ John J. Conefry, Jr.                       Director                                    March 19, 2004
--------------------------------------------
         John J. Conefry, Jr.

/s/ Denis J. Connors                           Director                                    March 19, 2004
--------------------------------------------
         Denis J. Connors

/s/ Robert J. Conway                           Director                                    March 19, 2004
--------------------------------------------
         Robert J. Conway


                                       -7-





/s/ Thomas J. Donahue
--------------------------------------------   Director                                    March 19, 2004
         Thomas J. Donahue

/s/ Peter C. Haeffner, Jr.                     Director                                    March 19, 2004
--------------------------------------------
         Peter C. Haeffner, Jr.

/s/ Ralph F. Palleschi                         Director                                    March 19, 2004
--------------------------------------------
         Ralph F. Palleschi

/s/ Lawrence W. Peters                         Director                                    March 19, 2004
--------------------------------------------
         Lawrence W. Peters

/s/ Thomas V. Powderly                         Director                                    March 19, 2004
--------------------------------------------
         Thomas V. Powderly

                                               Director                                    March __, 2004
--------------------------------------------
         Leo J. Waters

/s/ Donald D. Wenk                             Director                                    March 19, 2004
--------------------------------------------
         Donald D. Wenk


                                   EXHIBIT INDEX



      Exhibit
       Number                                                 Description
------------------   ---------------------------------------------------------------------------------

        4.1          Astoria Federal Savings and Loan Association Incentive Savings Plan

        4.2          Certificate of Incorporation of Astoria Financial Corporation, incorporated by reference to the Registrant's Registration Statement on
                     Form S-1, dated October 1, 1993, as amended (Registration
                     No. 33-67044), as amended by an amendment incorporated by
                     reference to the Registrant's Form 10-Q/A filed on
                     September 10, 1998.

        4.3          Rights Agreement dated as of July 17, 1996 between Astoria Financial Corporation and Chase Mellon Shareholder Services, L.L.C., incorporated by reference to the
                     Registrant's Registration Statement on Form 8-K/A dated July 17, 1996, as amended by amendment  No. 1 incorporated by reference to the Registrant's
                     Current Report on Form 8-K/A dated April 10, 1998 and amendment No. 2 incorporated by reference to Registrant's Quarterly Report on Form 10-Q for the
                     quarter ended September 30, 1999 and filed with the Commission on November
                     13, 1999.

        4.4          Bylaws of Astoria Financial Corporation, incorporated by reference to the
                     Registrant's Annual Report on Form 10-K for the fiscal year ended
                     December 31, 1998, which was filed with the Commission on March 24,
                     1999, pursuant to the Securities Exchange Act of 1934, as amended.

        23.1         Consent of KPMG LLP.




                                       -9-